Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fenix Parts, Inc.

Westchester, Illinois

We hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated March 25, 2015, relating to the financial statements of Fenix Parts, Inc., which is contained in that prospectus.

We also hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated March 25, 2015, relating to the financial statements of the combined Beagell Group, which is contained in that prospectus.

We also hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated March 25, 2015, relating to the financial statements of the combined Standard, which is contained in that prospectus.

We also hereby consent to the use in the prospectus constituting a part of this Registration Statement of our reports dated March 25, 2015, relating to the financial statements of each of Eiss Brothers, Inc., Green Oak Investments LLC d/b/a GO Auto Recycling, Jerry Brown, Ltd. and Leesville Auto Wreckers, Inc., which are contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

Chicago, Illinois
May 14, 2015